EXHIBIT 16.1

February 12, 2015

Office of the Chief Accountant

U.S. Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

Re:	Ceetop Inc.
Form 8-K
File No.: 000-32629

Ladies and Gentlemen:

We have received a copy of, and are in agreement with, the statements made by Ceetop Inc. pertaining to our firm in Item 4.01 of its Form 8-K dated February 12, 2015 and captioned “Changes in Registrant’s Certifying Accountant”.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours very truly,

/s/ Clement C. W. Chan & Co.
Clement C. W. Chan & Co.